UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             ----------------------

                                October 12, 2007
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)



       Michigan                      001-32428               30-0030900
(State or other jurisdiction   (Commission File Number)  (IRS Employer
 of incorporation)                                        Identification No.)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


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     o  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
(17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     The Registrant previously reported that, on October 12, 2007, its wholly owned subsidiary Steelbank Tubular, Inc., through its interim receiver A. Farber & Partners, Inc. (the "Receiver"), entered into an agreement with Asset Engineering Corporation ("AEC") for AEC to purchase certain assets ("Subject Assets") of Steelbank, including all furniture, fixtures, machinery, equipment, computers, warehouse racking and material handling equipment. The sale yielded gross proceeds of Cdn $1,405,800 and net proceeds after liquidation and receiver fees of Cdn $1,340,329, which were remitted to the Registrant's senior lender, Laurus Master Fund, Ltd. ("Laurus"), and received on October 23, 2007. The net proceeds were used to (i) pay past due accrued interest through October 31, 2007 on subordinated debt with Laurus; (ii) prepay November 2007 and December 2007 interest on the subordinated debt; and (iii) pay down nearly $800,000 of existing principal on the Laurus subordinated note. Ongoing receipts from accounts receivable and inventory will be deposited into the Receiver's account and remitted daily to Laurus to pay down existing debt. AEC remains responsible for any taxes due in connection with the sale, transfer and conveyance of the Subject Assets.

     This summary is qualified in its entirety by reference to the agreement annexed as an exhibit to the Registrant's filing on Form 8-K dated October 12, 2007.

Item 9.01 Financial Statements and Exhibits

          Exhibit No. Description

          99.1 Press Release dated October 31, 2007


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TARPON INDUSTRIES, INC.

                           Date: October 31, 2007

                           By:         /s/ James W. Bradshaw
                               ------------------------------------------
                               James W. Bradshaw, Chief Executive Officer